
<ARTICLE> 9
<LEGEND>
THIS SCHEDULE CONTAINS SUMMARY FINANCIAL INFORMATION EXTRACTED FROM MBNA
CORPORATION'S FORM 10-Q FOR THE QUARTERLY PERIOD ENDED SEPTEMBER 30, 1996
AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO SUCH FINANCIAL STATEMENTS.
</LEGEND>

<PERIOD-TYPE>                   9-MOS
<FISCAL-YEAR-END>                          DEC-31-1996
<PERIOD-END>                               SEP-30-1996
<CASH>                                         367,613
<INT-BEARING-DEPOSITS>                         517,298
<FED-FUNDS-SOLD>                               240,000
<TRADING-ASSETS>                                     0
<INVESTMENTS-HELD-FOR-SALE>                  1,333,873
<INVESTMENTS-CARRYING>                         875,581
<INVESTMENTS-MARKET>                           868,018
<LOANS>                                      9,125,049<F1>
<ALLOWANCE>                                    117,788
<TOTAL-ASSETS>                              15,562,235
<DEPOSITS>                                   9,649,548
<SHORT-TERM>                                   408,260
<LIABILITIES-OTHER>                            516,895
<LONG-TERM>                                  3,382,469
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                        120
<COMMON>                                         2,228
<OTHER-SE>                                   1,602,715
<TOTAL-LIABILITIES-AND-EQUITY>              15,562,235
<INTEREST-LOAN>                                876,172<F1>
<INTEREST-INVEST>                               92,765
<INTEREST-OTHER>                                27,000
<INTEREST-TOTAL>                               995,937
<INTEREST-DEPOSIT>                             381,257
<INTEREST-EXPENSE>                             533,707
<INTEREST-INCOME-NET>                          462,230
<LOAN-LOSSES>                                  133,873
<SECURITIES-GAINS>                                   0
<EXPENSE-OTHER>                              1,104,090
<INCOME-PRETAX>                                483,893
<INCOME-PRE-EXTRAORDINARY>                     483,893
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                   325,065<F2>
<EPS-PRIMARY>                                     1.38<F3>
<EPS-DILUTED>                                     1.37<F3>
<YIELD-ACTUAL>                                   11.85<F4>
<LOANS-NON>                                          0
<LOANS-PAST>                                    74,153<F5>
<LOANS-TROUBLED>                                     0
<LOANS-PROBLEM>                                      0
<ALLOWANCE-OPEN>                               104,886
<CHARGE-OFFS>                                  189,865
<RECOVERIES>                                    61,525
<ALLOWANCE-CLOSE>                              117,788
<ALLOWANCE-DOMESTIC>                                 0
<ALLOWANCE-FOREIGN>                                  0
<ALLOWANCE-UNALLOCATED>                              0

<F1>Includes Loans Held for Securitization.
<F2>Net income for the nine months ended September 30, 1996, includes a $32.8 million tax benefit related to deductions for the amortization of Customer-based intangible assets acquired in connection with the 1991 initial public offering of the Corporation's Common Stock, and a charge of $32.8 million net of tax ($54.3 million pre-tax) related to the launch of the MBNA Platinum Plus Visa and Mastercard program.
<F3>EPS-Primary and EPS-Diluted have not been restated to reflect the three-for-two split of the Corporation's Common Stock effected in the form of a dividend, to be issued January 1, 1997, to stockholders of record as of the close of business on December 16, 1996. EPS-Primary and EPS-Diluted have been restated to reflect the three-for-two split of the Corporation's Common Stock, effected in the form of a dividend, issued February 16, 1996, to stockholders of record as of February 2, 1996.
<F4>On a fully taxable equivalent basis.
<F5>Excludes Loans Held for Securitization.


